Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 06, 2022, in Amendment No.3 to the Registration Statement (Form F-1 No. 333-264167) and related Prospectus of OceanPal Inc. for the registration of up to 53,339,023 Units consisting of Common Stock or Pre-Funded Warrants to purchase Common Stock and Class B Warrants to Purchase Common Stock.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece

July 8, 2022